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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                         Date of report: June 10, 1996

                          RESOURCE GENERAL CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

         Ohio                        0-8115                     31-0737351
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(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
of Incorporation)                                            Identification No.)

 2365 Scioto Harper Drive, Columbus, Ohio                     43204
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     (Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code:  (614) 279-8774

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         (a) (1)  PROPOSED ACQUISITIONS OF STOCK

              NAMES OF PERSONS WHO WILL ACQUIRE CONTROL

              At a Special Meeting of the Shareholders of Resource General Corporation held on May 28, 1996, pursuant to Ohio Revised Code Section 1701.831, the Ohio Control Share Acquisition Law, the shareholders authorized two acquisitions of the outstanding common stock of the Registrant (the "Stock") by the following individuals after which such individuals will own a majority or more of the Stock: (i) Bob Binsky; (ii) Michael W. Gardner; (iii) Theodore P. Schwartz; (iv) Charles T. Sherman; and (v) Kenneth J. Warren (collectively the "Acquiring Group").

              DESCRIPTION OF TRANSACTIONS WHICH WILL RESULT IN CHANGE OF CONTROL

              On April 3, 1996, Mr. Schwartz and Mr. Sherman entered into an agreement to purchase 200,000 shares of Stock from Paul M. Gillmor (the "Gillmor Agreement"), which agreement superseded an earlier agreement dated March 25, 1996. The total purchase price for the shares is $250,000 ($1.25 per share). 40,000 of the shares were purchased and transferred with a down payment of $50,000 which occurred on June 6, 1996. Mr. Schwartz and Mr. Sherman executed a promissory note payable to Mr. Gillmor providing for repayment of the remaining $200,000 in 16 quarterly payments. Under the note, the quarterly payment for the first year is $6,250, the quarterly payments for the second and third years are $12,500 and the quarterly payment for the fourth year is $18,750. Interest on the unpaid balance of the note will accrue at the rate of four percent per annum. Upon receipt of each quarterly payment, 5,000 shares are to be transferred during the first year, 10,000 shares are to be transferred during the second and third years and 15,000 shares are to be transferred during the fourth year. The power to vote all of the remaining shares was transferred to Mr. Schwartz and Mr. Sherman when the downpayment of $50,000 was made and the promissory note for the remaining shares was executed, which occurred on June 6, 1996. In addition, Mr. Schwartz and Mr. Sherman have agreed to grant Mr. Gillmor an option to purchase 20,000 shares owned by the Acquiring Group on terms yet to be determined.

              On April 2, 1996, Mr. Schwartz and Mr. Sherman also entered into an agreement to purchase 110,000 shares of Stock from Lyman Brownfield, Candace Brownfield and Charlotte Huddle (the "Brownfield Agreement"), which agreement superseded an earlier agreement dated March 28, 1996. No shares have yet been purchased under the Brownfield Agreement. The total purchase price for the shares is $137,500 ($1.25 per share). 20,000 shares are to be purchased and transferred with a downpayment of $25,000 which is expected to occur before June 20, 1996. The remaining 90,000 shares are to be purchased over a five-year period, with 9,000 shares being purchased in year one, 18,000 shares being purchased in each of years two, three and four and 27,000 shares being purchased in year five. Mr. Schwartz and Mr. Sherman have agreed to execute a promissory note payable to Mr. Brownfield in the amount of $112,500 for the purchase price of the remaining 90,000 shares of Stock. The promissory note is to be repayable in quarterly installments at an interest rate of four percent per annum. As each quarterly payment is made, 25 percent of the shares allocable to the year in which the shares are purchased are to be transferred to Mr. Schwartz and Mr. Sherman. Upon execution of the promissory note and payment of the $25,000 downpayment, Mr. Brownfield has agreed to transfer voting power for the remaining 90,000 shares to Mr. Schwartz and Mr. Sherman, subject to cancellation upon 45 days default. The Acquiring Group anticipates that definitive documents providing for the purchases under the Brownfield Agreement will be formalized and executed by June 20, 1996.

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              SOURCE AND AMOUNT OF CONSIDERATION

              All payments required by the Gillmor Agreement and the Brownfield Agreement ($387,500) will be financed with the personal funds of the members of the Acquiring Group. Each of the members has agreed to contribute a percentage of the total payments required by the Gillmor Agreement and the Brownfield Agreement and, in turn, each of the members will acquire a corresponding percentage of the total shares being acquired (310,000 shares). Mr. Binsky will finance approximately 30.08% of the total payments ($116,560), Mr. Gardner will finance approximately 5% of the total payments ($19,375), Mr. Schwartz will finance approximately 31.665% of the total payments ($122,702), Mr. Sherman will finance approximately 31.665% of the total payments ($122,702), and Mr. Warren will finance approximately 1.59% of the total payments ($6,161). Each of the members will be responsible for the amounts due under the Gillmor Agreement and the Brownfield Agreement on a several, but not joint, basis.

              In addition to using funds derived from personal resources, the Acquiring Group is contemplating paying the promissory notes executed in connection with the Gillmor Agreement and the Brownfield Agreement with the proceeds of:

         (1). The sale of a portion of the Stock acquired under the agreements to an employee stock ownership plan which may be formed for the Registrant. The employee stock ownership plan would fund the purchase of the stock with bank debt.

         (2). The sale of a portion of the Stock acquired under the agreements to third parties including, but not limited to, directors, officers, employees and shareholders of the Registrant.

                  BENEFICIAL OWNERSHIP OF SECURITIES

              The aggregate number and percentage (based on 1,086,020 shares of Stock outstanding as reported in the Registrant's definitive Proxy Statement for the 1996 Annual Meeting of Shareholders) of Stock beneficially owned by and as to which there is a right to acquire with respect to each of the members of the Acquiring Group and the Acquiring Group as a whole are as follows:

                  CURRENTLY BENEFICIALLY OWNED(1)         RIGHT TO ACQUIRE(2)                   AGGREGATE

NAME                NUMBER OF       PERCENT OF        NUMBER OF       PERCENT OF        NUMBER OF      PERCENT OF
                     SHARES         OUTSTANDING        SHARES         OUTSTANDING        SHARES        OUTSTANDING

Bob Binsky           159,874(3)        14.5%           93,248            8.6%           253,122           22.9%
Michael W.             1,000             .1%           15,500            1.4%            16,500            1.5%
Gardner
Theodore P.           12,148            1.1%           98,161.5          9.0%           110,309.5         10.2%
Schwartz
Charles T.            89,798(4)         8.1%           98,161.5          9.0%           187,959.5         17.0%
Sherman
Kenneth J.                 0             --             4,929             .4%             4,929             .4%
Warren
Reporting Group      262,820           23.4%          310,000           28.5%           572,820           50.9%

- -------------------------------
1 Excludes the 40,000 shares purchased and transferred under the Gillmor
  Agreement on June 6, 1996, which are included in the column "Right to Acquire."
2 Pursuant to the Gillmor Agreement and the Brownfield Agreement. The 310,000 shares have been allocated in accordance with the agreement among the Reporting Persons.
3 Includes 20,000 shares subject to existing, unexercised options.
4 Includes 19,000 shares subject to existing, unexercised options.


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     (a) (2)  CHANGES IN MANAGEMENT

     The Board of Directors of the Registrant is comprised of eight individuals. At the Annual Meeting of the Shareholders of the Registrant held on May 28, 1996, Mr. Sherman, a member of the Acquiring Group was reelected as a Director. In addition, Mr. Gardner and Mr. Schwartz, also members of the Acquiring Group, were elected to the Board of Directors. Mr. Gardner and Mr. Schwartz also serve as Vice President of Manufacturing and Senior Vice President, respectively, of PH Hydraulics and Automation, Inc., the sole operating subsidiary of the Registrant. The directors that were not reelected were Robert S. Ryan, the former President of the Registrant, and Howard Daniel Smith.

     The Board of Directors is now comprised of the following individuals: Bob Binsky, Lyman Brownfield, Donald S. Boston, Jr., Richard R. Corna, Michael W. Gardner, Terry L. Sanborn, Theodore P. Schwartz and Charles T. Sherman. Four individuals, Mr. Binsky, Mr. Gardner, Mr. Schwartz and Mr. Sherman, are members of the Acquiring Group. In addition, Mr. Brownfield is a party selling his Stock to the Acquiring Group as described above.

     At the annual meeting of the Board of Directors of the Registrant, which was held on May 28, 1996, Mr. Sherman, a member of the Acquiring Group, was elected President of the Registrant. Mr. Sherman succeeded Robert S. Ryan. Mr. Sherman also serves as the President of PH Hydraulics and Automation, Inc., the sole operating subsidiary of the Registrant.

ITEM 7.  EXHIBITS.

     2.1. Plan of Stock Acquisition between Charles T. Sherman, Theodore P. Schwartz and Paul M. Gillmor dated April 3, 1996.

     2.2. Plan of Stock Acquisition between Charles T. Sherman, Theodore P. Schwartz, Lyman Brownfield, Candace Brownfield and Charlotte Huddle dated April 2, 1996.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                             RESOURCE GENERAL CORPORATION

Date:  June 10, 1996                         /s/ Charles T. Sherman
                                              ---------------------
                                             Name:  Charles T. Sherman
                                             Title:  President


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                                 EXHIBITS INDEX
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
EXHIBIT                                                                                            PAGE NUMBER
- -------                                                                                            -----------

2.1.   Plan of Stock Acquisition between Charles T. Sherman, Theodore P. Schwartz and
       Paul M. Gillmor dated April 3, 1996..............................................................7

2.2.   Plan of Stock Acquisition between Charles T. Sherman, Theodore P. Schwartz,
       Lyman Brownfield, Candace Brownfield and Charlotte Huddle dated April 2, 1996....................8


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